UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2013, the Board of Directors (the “Board”) of Montpelier Re Holdings Ltd. (the “Company”) appointed Henry R. Keizer to fill a vacancy on the Board. Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG LLP, the U.S. and largest individual member firm of KPMG International (KPMGI), a role from which he retired in December 2012. KPMGI is a professional services organization which provides audit, tax and advisory services in 152 countries. Prior to serving as Deputy Chairman and Chief Operating Officer, Mr. Keizer held a number of key leadership positions throughout his 35 years at KPMGI, providing him with perspective on the issues facing major companies and the evolving business environment. Mr. Keizer served, among other positions, as Global Head of Audit, KPMGI from 2006 to 2010 and U.S. Vice Chairman of Audit, KPMG LLP from 2005 to 2010. Mr. Keizer will be a member of the Audit and Finance Committees of the Board.

On November 18, 2013, the Company issued a press release announcing the appointment of Mr. Keizer to the Board, which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Text of Press Release dated November 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

November 18, 2013	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Text of Press Release dated November 18, 2013.